EXHIBIT 21
RAYMOND JAMES FINANCIAL, INC.
LIST OF SUBSIDIARIES

The following listing includes all of the registrant's subsidiaries as of September 30, 2013, which are included in the consolidated financial statements:

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
0891623 B.C. Unlimited Liability Company	Canada	7597410 Canada Inc.
656948 British Columbia Ltd.	Canada	RJ Canada, Inc.
7597410 Canada Inc.	Canada	RJ Canada, Inc.
Albrecht & Associates of Delaware, Inc.	Delaware	MK Holding, Inc.
Eagle Asset Management, Inc.	Florida	RJF
EB Management I, LLC	Florida	EAGLE
Eagle Boston Investment Management, Inc.	Florida	EAGLE
Eagle Fund Distributors, Inc.	Florida	EAGLE
Eagle Fund Services, Inc.	Florida	EAGLE
Former WT, Inc.	Tennessee	MK Holding, Inc.
Gateway Institutional Tax Credit Fund Ltd.	Florida	RJTCF
Lane, Berry & Co. International, LLC (merged into Planning Corporation of America ("PCA") with PCA surviving, effective October 1, 2013)	Massachusetts	RJF
HBI Investment Funds, LLC	Illinois	Howe Barnes
Heritage International Limited	Mauritius	RJIH
Howe Barnes Capital Management, Inc.	Illinois	Howe Barnes
Howe Barnes Hoefer & Arnett, Inc.	Delaware	RJF
Merchant Bankers, Inc.	Tennessee	MK Holding, Inc.
MK Asset, Inc.	Delaware	Morgan Keegan & Company, LLC
MK Holding, Inc.	Alabama	RJF
MK Investment Management, Inc.	Delaware	MK Holding, Inc.
MK Mezzanine Management, LLC	Delaware	Morgan Properties, LLC
MK Preferred Employee Securities Fund, LLC	Delaware	Morgan Keegan Fund Management, Inc.
Morgan Keegan & Company, LLC	Tennessee	RJF
Morgan Keegan & Associates, LLC	Delaware	MK Holding, Inc.
Morgan Keegan Capital Services, LLC	Delaware	MK Holding, Inc.
Morgan Keegan Employee Investment Fund, LP	Delaware	Merchant Bankers, Inc.
Morgan Keegan Financial Services, LLC	Delaware	MK Holding, Inc.
Morgan Keegan Fund Management, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Investment Partners Fund, LP	Delaware	MK Investment Management, Inc.
Morgan Keegan Mezzanine Fund, LP	Delaware	MK Mezzanine Management, LLC
Morgan Keegan Mortgage Company, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Municipal Products, Inc.	Tennessee	MK Holding, Inc.
Morgan Keegan Private Equity Employee Fund of Funds II, LP	Delaware	MK Investment Management, Inc.
Morgan Keegan Private Equity Fund of Funds II, LP	Delaware	MK Investment Management, Inc.
Morgan Keegan Private Equity Fund of Funds II Blocker, LLC	Delaware	Morgan Keegan Private Equity QP Fund of Funds II, LP; Morgan Keegan Private Equity Fund of Funds II, LP; Morgan Keegan Private Equity Employee Fund of Funds II, LP
Morgan Keegan Private Equity Fund of Funds II Holdings, LP	Delaware
Morgan Keegan Private Equity QP Fund of Funds II, LP; Morgan Keegan Private Equity Fund of Funds II, LP; Morgan Keegan Private Equity Employee Fund of Funds II, LP;Morgan Keegan Private Equity Fund of Funds II Blocker, LLC

Morgan Keegan Private Equity QP Fund of Funds II, LP	Delaware	MK Investment Management, Inc.
Morgan Keegan Structured Products, Inc. (effective October 16, 2013 known as Raymond James Structured Products, Inc.)	Delaware	MK Holding, Inc.
Morgan Properties, LLC	Tennessee	Raymond James Investments, LLC

246

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
Planning Corporation Of America (effective October 1, 2013 known as Raymond James Insurance Group, Inc.)	Florida	RJF
Preferred Fund of Funds, LLC	Delaware	Morgan Keegan Fund Management, Inc.
Raymond James & Associates, Inc.	Florida	RJF
Raymond James (USA) Ltd.	Canada	RJ Ltd.
Raymond James Affordable Housing Fund 1, LP	Delaware	RJTCF
Raymond James Argentina Sociedad De Bolsa, S.A.	Argentina	Raymond James South American Holdings, Inc. (“RJSAH”)
Raymond James Asset Management International, S.A.	France	RJIH
Raymond James Bank, National Association	U.S.A.	RJF
Raymond James Brasil, S.A.	Brazil	RJSAH
Raymond James Brasil Assessoria Para Mercados de Capitais Ltda	Brazil	Raymond James Brasil, S.A.
Raymond James Canada, LLC	Florida	RJ Canada, Inc.
Raymond James Canadian Acquisition, Inc.	Florida	RJ Bank
Raymond James Canadian Holdings, LLC	Florida	Raymond James Canadian Acquisition, Inc.
Raymond James Capital Inc.	Delaware	RJF
Raymond James Capital Funding, Inc.	Florida	RJ Bank
Raymond James Capital Partners, LP	Florida	RJC Partners, LP
Raymond James Community Reinvestment Fund 1, LLC	Florida	RJ Bank
Raymond James Development Tax Credit Fund, LLC	Delaware	RJTCF
Raymond James Employee Investment Fund I, L.P.	Delaware	RJEIF, Inc.
Raymond James Employee Investment Fund II, L.P.	Delaware	RJEIF, Inc.
Raymond James Euro Equities	France	RJES
Raymond James European Holdings, Inc. (“RJEH”)	Florida	RJIH
Raymond James European Securities	France	RJIH
Raymond James Finance Company of Canada, Ltd.	Canada	Raymond James Canadian Holdings, LLC
Raymond James Financial International, Ltd. (U.K.)	U.K.	RJIH
Raymond James Financial Management Ltd.	Canada	RJ LTD
Raymond James Financial Planning Ltd.	Canada	RJ LTD
Raymond James Financial Products, Inc.	Tennessee	MK Holding, Inc.
Raymond James Financial Services Advisors, Inc.	Florida	RJF
Raymond James Financial Services, Inc.	Florida	RJF
Raymond James Global Securities, Limited	British Virgin Islands	RJIH; RJSAH
Raymond James Indian Country Tax Credit Fund I, LLC	Delaware	RJTCF
Raymond James International	France	RJES
Raymond James International Holdings, Inc.	Florida	RJF
Raymond James Investments, LLC	Florida	RJF
Raymond James Investment Services Limited	U.K.	RJF
Raymond James Latin Advisors Limited	British Virgin Islands	RJSAH
Raymond James Latin America S.A.	Uruguay	RJSAH
Raymond James Latin Fund Advisors S.A.	Uruguay	RJSAH
Raymond James Ltd.	Canada	RJF
Raymond James Management, LLC	Delaware	Raymond James Investments, LLC
Raymond James Management-Forensics, LLC	Delaware	Raymond James Investments, LLC
Raymond James Management-EPG, LLC	Delaware	Raymond James Investments, LLC
Raymond James Multifamily Finance, Inc.	Florida	RJTCF
Raymond James New York Housing Opportunities Fund I-B, LLC	New York	RJTCF
Raymond James Partners, Inc.	Florida	RJF
Raymond James Patrimoine, S.A.	France	RJIH
Raymond James Research Services, LLC	Florida	RJF
Raymond James South American Holdings, Inc.	Florida	RJIH
Raymond James Tax Credit Fund 32 - A, LLC	Delaware	RJTCF

247

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
Raymond James Tax Credit Fund 32 - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 33, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 34, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XX, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXII, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - A, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Funds, Inc.	Florida	RJF
Raymond James Trust, National Association	U.S.A.	RJF
Raymond James Uruguay, S.A.	Uruguay	Raymond James Global Securities, Limited
Residual Partners	Florida	RJF
RJ Canada LP	Alberta	0891623 B.C. Unlimited Liability Company; 7597410 Canada Inc.
RJ Canada, Inc.	Florida	RJF
RJ Capital Services, Inc.	Delaware	RJF
RJ Delta Capital S.A.	Argentina	RJSAH
RJ Delta Fund Management S.A.	Argentina	RJSAH
RJ Equities, Inc.	Florida	RJF
RJ Government Securities, Inc.	Florida	RJF
RJ Holdings, Ltd.	Florida	Residual Partners
RJ-Contrarian, LLC	Delaware	RJ Specialist Corp.
RJ Partners, Inc.	Florida	RJF
RJ Securities, Inc.	Florida	Raymond James Investments, LLC
R J Specialist Corp.	Florida	RJF
RJA Structured Finance, Inc.	Delaware	RJF
RJC Event Photos, LLC	Delaware	Raymond James Investments, LLC
RJC Forensics, LLC	Delaware	Raymond James Investments, LLC
RJC Partners LP	Delaware	RJC Partners, Inc.
RJC Partners, Inc.	Delaware	RJF
RJCRF1, LLC	Florida	RJTCF
RJEIF, Inc.	Delaware	RJF
RJF Capital Trust I	Delaware	RJF
RJF Capital Trust II	Delaware	RJF
RJF Capital Trust III	Delaware	RJF
RJTCF Disposition Corporation	Florida	RJTCF
RJTCF Disposition Fund, LLC	Florida	RJTCF
SLG Partners, LP	Delaware	SLG Partners GP, LLC
SLG Partners GP, LLC	Delaware	Raymond James Investments, LLC; Raymond James Management, LLC
Value Partners, Inc.	Florida	RJTCF

248